UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2005

Alliant Techsystems Inc.

(Exact name of Registrant as Specified in Its Charter)

Commission file number 1-10582

Delaware	41-1672694
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 15, 2005, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (the “Plan”).

ATK’s executive officers are eligible to participate in the Plan.  The Plan permits participants to defer a portion of the participant’s base salary and all or a portion of the participant’s cash incentive compensation in accordance with the terms of the Plan.  In addition, the Plan provides for the deferral of additional amounts specified in the Plan relating to foregone matching contributions under ATK’s 401(k) plan.  Deferrals of salary, cash incentive compensation and amounts relating to foregone matching contributions are referred to as “Cash Deferrals.”  The Plan also permits participants to defer all or a portion of any performance awards that are payable in shares of ATK common stock (“Stock Deferrals”).  The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan.  The Plan provides that ATK may make additional contributions to participants’ accounts under the Plan.  Deferred amounts will be payable on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan.

Cash Deferrals credited to a participant’s account will be credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment options selected by the participant in accordance with the terms of the Plan.  The investment options include various investment funds with different degrees of risk, and, for amounts credited before January 1, 2005, includes ATK common stock as an investment option.  Participants may reallocate amounts among the various investment options.  Participants do not have a right to have amounts in their accounts actually invested in the investment options available under the Plan.  Cash Deferrals are denominated and paid in U.S. dollars and are not convertible into another security of ATK.  Stock Deferrals credited to a participant’s account will be denominated in a number of units equal to the number of shares of ATK common stock deferred.  Each unit will be measured by the value of one share of ATK common stock and treated as though invested in a share of ATK common stock.  With respect to Stock Deferrals credited after January 1, 2005, participants may not reallocate amounts credited as stock units and, upon distribution, such Stock Deferrals will be paid in shares of ATK common stock.

In connection with the Plan, ATK has created a nonqualified grantor trust (the “Trust”), commonly known as a “Rabbi Trust.”  The assets of the Trust will be used to pay benefits.  The assets of the Trust are subject to the claims of ATK’s general creditors.

A participant’s rights or the rights of any other person to receive payment under the Plan may not be sold, assigned, transferred, pledged, mortgaged or otherwise encumbered, except by a written designation of a beneficiary under the Plan.

ATK reserves the right to amend the Plan prospectively at any time, including the right to completely terminate the Plan and pay out all account balances to all participants in the Plan.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.

Description

10.1

Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 16, 2005, File No. 333-128364).

10.2	Trust Agreement for the Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.9.2 to the Registrant’s Form 10-K for the year ended March 31, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: September 20, 2005	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary